UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 7, 2010

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 7, 2010, Micron Technology, Inc. (“Micron”), pursuant to the Share Purchase Agreement, dated February 9, 2010, by and among Micron, Micron Semiconductor, B.V., a wholly-owned subsidiary of Micron, Intel Corporation (“Intel”), Intel Technology Asia Pte Ltd (“ITA”), STMicroelectronics N.V. (“ST”), Redwood Blocker S.a.r.l. (“Redwood”) and PK Flash, LLC (“PK”, and collectively with Intel, ITA, ST and Redwood, the “Sellers”), completed its acquisition of all of the outstanding shares of capital stock of Numonyx Holdings B.V. (“Numonyx”) from the Sellers for a total consideration consisting of 137,710,146 shares of Micron common stock.

Micron announced the completion of the acquisition in a press release issued May 7, 2010.  On May 13, 2010, Micron filed a Current Report on Form 8-K stating that it had completed the acquisition and that the financial statements and pro forma financial information required under Item 9.01 would be filed within 71 days after the date on which the Current Report on Form 8-K was required to be filed.  This amended Current Report on Form 8-K contains the required financial statements and pro forma financial information.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Numonyx for the fiscal year ended December 31, 2009 are attached hereto as Exhibit 99.1

(b) Pro Forma Financial Information

The unaudited pro forma financial information for Micron, after giving effect to the acquisition of Numonyx and adjustments described in such pro forma financial information, are attached hereto as Exhibit 99.2.

(d)  Exhibits

The following exhibits are attached herewith:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm.
99.1	Numonyx’s audited financial statements, including the report of PricewaterhouseCoopers SA, independent registered public accounting firm, for the year ended December 31, 2009.
99.2	Unaudited pro forma financial information for Micron, after giving effect to the acquisition of Numonyx and adjustments described in such pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	July 19, 2010	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and
Vice President of Finance